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Exhibit 8.2

FORM OF OPINION

July    , 2007

Cholestech Corporation
3347 Investment Boulevard
Hayward, California 94545

Ladies and Gentlemen:

        We have acted as counsel to Cholestech Corporation, a California corporation ("Company"), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the "Agreement"), dated June 4, 2007, by and among Company, Inverness Medical Innovations, Inc., a Delaware corporation ("Parent"), and Iris Merger Sub, Inc., a California corporation and wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will merge with and into Company, with Company as the surviving corporation (the "Merger").

        The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Parent, which includes the Prospectus relating to the Merger (the "Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

        In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion, including statements made in customary representation letters delivered by Parent, Merger Sub and Company. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Merger will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof, and (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made by Parent, Merger Sub and Company in the Agreement, the Prospectus and in the representation letters delivered by such parties.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Code Section 368(a) and (ii) the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences of the Merger," subject to the assumptions, exceptions, limitations and qualifications described therein, is accurate in all material respects. In the event any one of the facts, statements, descriptions, covenants, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        This opinion represents and is based upon our best judgment regarding current federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. No assurance can be given that future legislative, judicial or administrative changes will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        This opinion addresses only the qualification of the Merger as a "reorganization" as defined in Code Section 368(a). This opinion does not address any other federal tax consequence or any state, local, or foreign tax consequences that may result from the Merger or any other transaction (including any transaction contemplated by the Agreement or undertaken in connection with or in contemplation of the Merger).

        This opinion is furnished to you for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the captions "Material United States Federal Income Tax Consequences of the Merger" and "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,

                      WILSON SONSINI GOODRICH & ROSATI
                      Professional Corporation

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  Exhibit 8.2